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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 14, 2008, relating to the financial statements and financial highlights which appears in the March 31, 2008 Annual Report to Shareholders of Laudus Rosenberg U.S. Large Capitalization Fund and Laudus Rosenberg U.S. Large Capitalization Growth Fund, U.S. Large Capitalization Value Fund, Laudus Rosenberg U.S. Discovery Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement, and under the headings "Financial Highlights" in the Prospectus dated July 31, 2008 and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information dated July 31, 2008, for the Funds, which are also incorporated by reference into the Registration Statement.


/s/ Pricewaterhouse Coopers
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PricewaterhouseCoopers LLP
San Francisco, California
January 14, 2009